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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 (File No. 333- ) of our report dated April 26, 1997, except for Note 15 for which the date is August 20, 1997, on our audits of the financial statements of Affiliated Managers Group, Inc.. We also consent to the references to our firm under the captions "Experts", "Summary Historical and Pro Forma and Financial Data" and "Selected Historical Financial Data."

                                             /s/ COOPERS & LYBRAND L.L.P.

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                                                 Coopers & Lybrand L.L.P.

Boston, Massachusetts
August 28, 1997